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                                                                   EXHIBIT 23(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Pre-Effective Amendment No. 1 to the Registration Statement on Form F-3 of Manulife Financial Corporation and John Hancock Life Insurance Company (U.S.A.) pertaining to John Hancock Life Insurance Company (U.S.A.)'s market value adjustment interests under deferred annuity contracts and Manulife Financial Corporation's subordinated guarantee relating thereto of our reports (a) dated March 17, 2009 (except as to Note 22 (e) which is as of May 8, 2009), with respect to the consolidated financial statements of Manulife Financial Corporation as at December 31, 2008 and 2007 and for the years then ended and the effectiveness of internal control over financial reporting of Manulife Financial Corporation as at December 31, 2008; and (b) dated March 18, 2008 (except as to Note 23 (e) which is as of May 8, 2009), with respect to the consolidated financial statements of Manulife Financial Corporation as at December 31, 2007 and 2006 and for the years then ended and the effectiveness of internal control over financial reporting of Manulife Financial Corporation as at December 31, 2007, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP
                                        ----------------------------------------
Toronto, Canada                         Chartered Accountants
July 16, 2009                           Licensed Public Accountants